AGREEMENT FOR SHARE EXCHANGE

This AGREEMENT FOR SHARE EXCHANGE (this "Agreement") is entered into as of January 26, 2015, by and among Nutranomics, Inc., a Nevada corporation ("Nutranomics"), Nutriband Ltd., an Irish private limited company with a company number of 511795 ("Nutriband"), and the shareholders of Nutriband, Gareth Sheridan and Ann Sheridan.  Such shareholders own 100% of the shares of Nutriband and are sometimes referred to herein as the "Shareholders."

RECITALS

WHEREAS, Nutranomics desires to acquire all of the equity ownership of Nutriband in exchange for the consideration and upon the terms set forth below; and

WHEREAS, the Board of Directors of Nutranomics and the Board of Directors of Nutriband have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1            The Exchange.  At the Closing (as hereinafter defined), Nutranomics shall acquire 100% ownership of Nutriband.  Stock consideration to be paid by Nutranomics shall be a total of 3,172,554 shares of its common stock (the "Shares") in exchange for 100% ownership of Nutriband (such exchange of shares shall be referred to herein as the "Exchange").  Additionally, after Closing, Nutranomics shall pay the Shareholders, on a quarterly basis, a perpetual royalty of 10% of the gross global sales of all Nutriband product.  The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through issuance of the Shares, Nutranomics shall have a total of 57,682,809 shares of its common stock issued and outstanding.  For federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

1.2            Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) at such time and place as the parties hereto may agree. Notwithstanding the foregoing, January 1, 2015, shall be the effective date of the Exchange (the "Effective Time"), but in no event shall the Closing occur later than January 25, 2015, unless both parties agree, in writing, to extend the Closing beyond that date.

1.3            Actions at Closing.  At Closing:

(a)            The Shareholders shall execute and deliver to Nutranomics stock certificates of Nutriband representing 100% ownership, duly endorsed for transfer to Nutranomics.  Nutranomics shall deliver to the Shareholders a stock order instructing the transfer agent of Nutranomics to issue certificate(s) representing the Shares to either or both of the Shareholders or their assignee(s) as directed by the Shareholders.

(b)            The parties to this Agreement further agree to execute, acknowledge and deliver such additional documents, take such additional actions and furnish such additional information as may be reasonably necessary to carry out fully the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of Nutranomics.  Nutranomics represents and warrants to Nutriband as follows:

(a)            Organization, Standing and Power. Nutranomics is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect.  "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of Nutriband or Nutranomics, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

(b)            Capital Structure. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Nutranomics at any time, or upon the happening of any stated event, any share of the capital stock of Nutriband.

(c)            Certificate of Incorporation and Bylaws. Copies of the Certificate of Incorporation and Bylaws of Nutranomics, which have been delivered to Nutriband, are true, correct and complete copies thereof.

(d)            Authority. Nutranomics has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its shareholders, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Nutranomics are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)            Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Nutranomics or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nutriband or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Nutranomics in connection with the execution and delivery of this Agreement by Nutranomics, or the consummation by Nutranomics of the transactions contemplated hereby.

(f)            Books and Records. Nutranomics has made and will make available for inspection by Nutriband upon reasonable request all the books of account, relating to the business of Nutranomics. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Nutriband by Nutranomics are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)            Compliance with Laws.  Nutranomics is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(h)            Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Nutranomics threatened against or affecting Nutranomics, which is reasonably likely to have a Material Adverse Effect on Nutranomics, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Nutranomics having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(i)            Taxes.  Nutranomics has filed all tax returns and reports required to be filed as of the Closing with all other jurisdictions where such filing is required by law; and Nutranomics has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods or accruing prior to Closing.  As of the Closing, Nutranomics knows of (i) no other tax returns or reports which were required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period ending before the Closing.

2.2            Representations and Warranties of Nutriband.  Nutriband represents and warrants to Nutranomics as follows:

(a)            Organization, Standing and Power. Nutriband is a private limited company duly organized, validly existing and in good standing under the laws of Irelinad and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect.

(b)            Capital Structure. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Nutriband at any time, or upon the happening of any stated event, any share of the capital stock of Nutriband.

(c)            Certificate of Incorporation and Bylaws. Copies of the organizational documents of Nutriband, which have been delivered to Nutranomics, are true, correct and complete copies thereof.

(d)            Authority. Nutriband has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its shareholders, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Nutriband are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)            Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Nutriband or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nutriband or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Nutriband in connection with the execution and delivery of this Agreement by Nutriband, or the consummation by Nutriband of the transactions contemplated hereby.

(f)            Books and Records. Nutriband has made and will make available for inspection by Nutranomics upon reasonable request all the books of account, relating to the business of Nutriband. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Nutranomics by Nutriband are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)            Compliance with Laws.  Nutriband is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(h)            Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Nutriband threatened against or affecting Nutriband, which is reasonably likely to have a Material Adverse Effect on Nutriband, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Nutriband having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(i)            Taxes.  Nutriband has filed all tax returns and reports required to be filed as of the Closing with all other jurisdictions where such filing is required by law; and Nutriband has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods or accruing prior to Closing.  As of the Closing, Nutriband knows of (i) no other tax returns or reports which were required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period ending before the Closing.

(j)            Licenses, Permits; Intellectual Property. Nutriband owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(k)            Title to Property. Nutriband has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Nutriband, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by Nutriband are held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

2.3            Representations and Warranties of Shareholder. Shareholders represent and warrant to Nutranomics as follows:

(a)            Shares Free and Clear. The shares of Nutriband which Shareholders own are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b)            Unqualified Right to Transfer Shares. Shareholders have the unqualified right to sell, assign, and deliver the shares of Nutriband and, upon consummation of the transactions contemplated by this Agreement, Nutranomics will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c)            Agreement and Transaction Duly Authorized. Shareholders are authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such Shareholders are a party or by which such Shareholders are bound, either individually or collectively.

(d)            Share Ownership. Shareholders are presently the only shareholders of Nutriband, and they own 100% of the equity ownership of Nutriband.

ARTICLE III
ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

3.1            Restricted Shares. The Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute "offshore transactions" as defined in Regulation S under the Securities Act of 1933, as amended ("1933 Act"). Accordingly, the Shares will constitute "restricted securities" for purposes of the Securities Act, and the holders of Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Shares shall contain a legend to the foregoing effect.

3.2            Access to Information. Upon reasonable notice, Nutranomics and Nutriband shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

ARTICLE IV
CONDITIONS PRECEDENT

4.1            Conditions to Each Party's Obligation to Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment by the other party of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

4.2            Conditions to Obligations of Nutranomics. The obligation of Nutranomics to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Nutranomics:

(a)            Representations and Warranties. The representations and warranties of Nutriband set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement, and Nutriband shall complete all government and legal process to transfer 100% of the ownerships from the Shareholders to Nutranomics.

4.3            Conditions to Obligations of Nutranomics. The obligation of Nutranomics to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Nutranomics:

(a)            Representations and Warranties. The representations and warranties of Nutriband set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement.

ARTICLE V
TERMINATION AND AMENDMENT

5.1            Termination. This Agreement may be terminated at any time prior to the Closing:

(a)            by mutual consent of Nutranomics, Nutriband, and the Shareholders;

(b)            by either Nutranomics, Nutriband, and/or the Shareholders, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party or parties, as set forth in this Agreement, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable.

5.2            Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 5.1, this Agreement shall forthwith become void and, subject to the following, there shall be no liability or obligation on the part of any party hereto.  In the event of termination under Section 5.1(a), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.  In the event of termination under Section 5.1(b), all costs and expenses incurred in connection with this Agreement by the non-breaching party shall be paid by the other party.

5.3            Amendment. This Agreement may be amended by mutual agreement of Nutranomics, Nutriband, and the Shareholders.  Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4            Extension; Waiver. At any time prior to the Closing, any party hereto, by action taken individually or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI
GENERAL PROVISIONS

6.1            Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for as long as the applicable status of limitation shall remain open.

6.2            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

(a)	If to Nutranomics:

11487 South 700 East
Salt Lake City, UT 84020

(b)	If to Nutriband:

14 Brookvale,
Rathfarnham, Dublin 14

(c)	If to Shareholders:

____________________
____________________
____________________

6.3            Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5            Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6            Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Utah state court or any federal court in the State of Utah in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7            No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8            Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

ARTICLE VII
OTHER PROVISIONS

7.1            Bankruptcy, Insolvency, Etc.  In the case of Nutranomics instituting (a) any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors or (b) the dissolution, liquidation, or winding up of Nutranomics or any substantial portion of its business prior to the date which is twelve (12) months following the Effective Time, this Agreement shall be deemed null and void and Nutranomics shall immediately return to the Shareholders the Nutriband Shares.

IN WITNESS WHEROF, this Agreement has been signed by the parties set forth below as of the date set forth above.

[Signatures on the following page]

NUTRANOMICS, INC., a Nevada corporation /s/ Michael Doron
Name: Michael Doron Title: CEO & Director
NUTRIBAND LTD., an Irish private limited company /s/ Gareth Sheridan
Name: Gareth Sheridan Title: Director
SHAREHOLDER of Nutriband Ltd. /s/ Gareth Sheridan Name: Gareth Sheridan SHAREHOLDER of Nutriband Ltd. /s/ Ann Sheridan Name: Ann Sheridan